                         LEASE OF REAL PROPERTY

                                   AT


                         CROSSROADS OFFICE PARK


                                   BY




                      PETER F. ZICHELLE, LANDLORD



                                   To


                  CONNECTIVITY PRODUCTS, INC., TENANT



                                                       FROM THE OFFICE OF:

                                                       NIRES COMPANY
                                                       80 ERDMAN WAY, STE 1
                                                       LEOMINSTER, MA 01453-1841
                                                       (508) 840-8000
                                                       FAX (508)840-8008

                         CROSSROADS OFFICE PARK
                             LEASE ABSTRACT

PARTIES TO LEASE AGREEMENT

PETER F. ZICHEILE, 235 VISCOLOID AVENUE, LEOMINSTER, MA 01453, LANDLORD.
                                   &
CONNECTIVITY PRODUCTS, INC., C/O JAMES HARRINGTON, PRESIDENT, 233 FLORENCE STREET, LEOMINSTER, MA 01453, TENANT.

ARTICLE 1, PREMISES - Approximately 9,152 Leaseable Square Feet in Landlord's building at 680 Mechanic Street.

ARTICLE 2, TI - Relocate common area doors back beyond the entrance to the common restrooms. The parties warrant that no other construction work is required of Landlord.

ARTICLE 3, TERM & OCCUPANCY - 8 Year Original Term with one renewal option for a minimum term of 2 years. Tenant must notify Landlord of its election to exercise such renewal not less than 18 months prior to expiration of the Original Term. The Tenant shall take occupancy of the Premises on December 1, 1996.

ARTICLE 4, SECURITY DEPOSIT - Landlord warrants that Tenant has paid a security deposit of $ 7,527. Such security deposit shall be non-interest bearing and shall not be held in escrow.

ARTICLE 5, RENT - Upon the execution hereof the Tenant shall pay the 1st month's rent of $7,627. The rent for the 1st year of the Original Term shall be $91,520. The rent for each subsequent year of the Original Term and the two years of the renewal option shall be the rent of the previous plus the Greater of 3% or the percentage change in the CPI, Boston as provided by the US Bureau of Labor Statistics for the appropriate time period. The rent shall increase on January 1 of each year of the Original Term and the 2 years of the renewal option.

ARTICLE 6, OPERATING EXPENSES & UTILITIES - All operating expenses and gas service for heat are included in the rent. The Tenant shall pay for its own electrical service separately to the utility company.

ARTICLE 7, SIGNS - As agreed by the Parties and the provisions of this Article.

ARTICLE 8, REPAIRS, ALTERATIONS & MAINTENANCE - The Landlord shall maintain the common areas at its own cost. Landlord shall maintain the Premises and every part thereof for Tenant at Tenant's sole cost. Tenant shall always be responsible for the Tenant's own janitorial services. Tenant responsible to shampoo carpet once per year and repaint the demised premises as necessary.

ARTICLE 9, FIRE & OTHER CASUALTY - Standard Lease Provision.

ARTICLE 10, EMINENT DOMAIN - Standard Lease Provision.

ARTICLE 11, INDEMNITY & INSURANCE - Standard Lease Provision.

ARTICLE 12, ACCESS TO THE PREMISES - Standard Lease Provision.

ARTICLE 13, DEFAULTS - Standard Lease Provision.

ARTICLE 14, MORTGAGES - Standard Lease Provision.

ARTICLE 15, SUBROGATION - Standard Lease Provision.

ARTICLE 16, FAILURE OF PERFORMANCE - Standard Lease Provision.

ARTICLE 17, BROKERS - Standard Lease Provision.

ARTICLE 18, HOLDING OVER - Standard Lease Provision.

ARTICLE 19, QUIET ENJOYMENT - Standard Lease Provision.

ARTICLE 20, USE - Office Only.

ARTICLE 21, ASSIGNMENT - Standard Lease Provision.

ARTICLE 22, DELAYS - Standard Lease Provision.

ARTICLE 23, NOTICES - As stated on Page 4 of the Lease.

ARTICLE 24, DEFINITIONS & INTERPRETATIONS - Standard Lease Provision.

ARTICLE 25, TENANT COVENANTS - Standard Lease Provision.

ARTICLE 26, PARKING - The Tenant shall have 6 reserved parking spaces, such spaces shall be located at the back side of the building closest to an entrance door of 680 Mechanic Street, all other parking shall be in common with all other tenants of the Entire Premises.

ARTICLE 27, OTHER PROVISIONS - See Lease provision.

ARTICLE 28, SIGNATURE PAGE - Standard Lease Provision.

                            TABLE OF CONTENTS

Article      Description                                     Page

             Cover Page                                      1
             Lease Abstract                                  2
             Table of Contents                               4
             Preamble, Parties to Lease Agreement            5
1            Premises                                        5
2            Construction                                    6
3            Term & Occupancy                                7
4            Security Deposit                                7
5            Rent                                            8
6            Operating Expenses                              9
7            Signs                                           11
8            Repairs, Alterations & Maintenance              11
9            Fire & Other Casualty                           12
10           Eminent Domain                                  13
11           Indemnity & Insurance                           14
12           Access to the Premises                          15
13           Defaults                                        16
14           Mortgages                                       18
15           Subrogation                                     19
16           Failure of Performance                          19
17           Brokers                                         20
18           Holding Over                                    20
19           Quiet Enjoyment                                 20
20           Use                                             20
21           Assignment                                      20
22           Delays                                          22
23           Notices                                         22
24           Definitions & Interpretations                   22
25           Tenant Covenants                                24
26           Parking                                         25
27           Other Provisions                                25
28           Signature Page                                  26
Exhibit A    Floor Plan & Expansion Space Plan               27
Exhibit B    Connectivity Technologies, Inc's Guarantee      28

                    CROSSROADS OFFICE PARK LEASE AGREEMENT

Lease made this 20th day of December, 1996 by and between Peter F. Zichelle, Owner of Crossroads Office Park, 680 & 690 Mechanic Street whose notice address shall be Crossroads Office Park C/O Peter F. Zichelle, 235 Viscoloid Avenue, Leominster, Massachusetts, 01453 its heirs or assigns as landlord (hereinafter referred to as "Landlord")

AND

Connectivity Products, Inc., a Delaware corporation, whose notice address shall be Connectivity Products, Inc., C/O James Harrington, President, 233 Florence Street, Leominster, MA 01453 (hereinafter together with any corporation succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entity), as tenant (hereinafter referred to as "Tenant").

The parties hereto hereby agree to the following terms and conditions of this lease agreement (hereinafter referred to as the "Lease") for a portion of the office space of at Crossroads Office Park. As used herein the term "Entire Premises" shall be defined as the whole of the buildings located at 680 and 690 Mechanic Street, Leominster, Massachusetts, 01453, together with all other related improvements.

ARTICLE ONE, PREMISES

       1.1 In consideration of the rents, agreements and conditions herein reserved and contained on the part of Tenant to be paid, performed and observed, Landlord does hereby demise and lease to Tenant, for the term hereinafter set forth, a portion of the Entire Premises, (hereinafter be described as the "Premises"). The Premises are located at 680 Mechanic Street, Suite I201, Leominster, Massachusetts, 01453. The tenant shall have the right to use, in common with all others now or hereafter entitled thereto, subject to exclusive parking rights granted by Landlord for specific spaces, the common hallways, elevators, stairways, restrooms, entrances and service doors of the Entire Premises of which the Premises are a part, and the parking areas and driveways of the Entire Premises. The Premises consist of a portion of the Second (2nd) Floor of the 680 Mechanic Street as shown upon a plan attached hereto and hereby incorporated herein as Exhibit A. The Premises consists of approximately 9,l52 square feet of leasable floor area. It is understood and agreed that the calculation of the leasable floor area includes a proportionate share of the common areas of the Entire Premises.

       1.2 Provided Tenant is in full compliance with all of the terms and conditions contained herein, the Landlord hereby grants Tenant an option at any time during the Original Term hereof to lease additional space adjacent to the Premises as indicated on Exhibit A. Hereinafter such space shall be referred to as the Expansion Space. In the event Landlord procures a different tenant for a part or all of the Expansion Space the Landlord must notify Tenant in writing of such event. Upon receipt of such notice from Landlord, Tenant must notify Landlord in writing of its election to exercise such option within 30 days of receipt of Landlord's notice. In the event Tenant fails to so notify Landlord within such 30 day time period Tenant's option right relative to that portion of the Expansion Space being rented to another tenant shall forever be void. In any event of which Tenant exercises its option due to the existence of a different tenant for a part or all of the Expansion Space, Tenant must lease at least the same portion of the Expansion Space as the other tenant is considering.

In the event Tenant exercises its option hereunder of its own volition and it is the 1st event of such exercise than the amount of space the Tenant must option shall be at least 2,392 usable square feet. In the event Tenant exercises its option hereunder of its own volition and it is the 2nd event of such exercise than the amount of space the Tenant must option shall be at least 4,853 usable square feet. Whether Tenant exercises such option due the existence of another Tenant for a part or all of the Expansion Space or due to its own volition the rent per leaseable square foot that shall be payable thereon shall be the same rent per leasable square foot as Tenant is then paying as provided herein for the Premises. Tenant shall commence the payment of rent relative to the space optioned upon the first to occur of: (1) the substantial completion of the construction improvements relative thereto or (2) 90 days form Tenant's notice of its election to exercise any such option. In the event the construction improvements for the Expansion Space are not substantially completed within 90 days of the Tenant's notice to exercise such option and such event is no fault of Tenant then the Tenant's obligation to commence the payment of rent thereon shall commence upon the substantial completion of such construction improvements. The Tenant shall be responsible for all costs associated with any and all plans and construction required to prepare such Expansion Space for Tenant's use. Landlord and Tenant agree that no construction work relative thereto shall commence until both parties have agreed to a budget for such construction work and the subcontractors performing all such work. Tenant acknowledges that Landlord shall act as the Construction Manager relative to all such construction work and shall be entitled to a Fee as agreed by the parties hereto. In the event the Tenant elects to exercise any such option after the 5th year of the original term or any extension hereof Tenant and Landlord agreement to extend the term hereof for a period of not less than 3 years.

       1.3 In the event the portion of the Expansion Space which houses the Tenant's electrical panels is actually rented to a different tenant, Tenant acknowledges that approximately 57 square feet of such area shall not be rentable to the other tenant due to the location of said electrical panels. In such event 57 leasable square feet shall be added to the Tenant's leasable area and the Tenant's rent shall be adjusted accordingly.

ARTICLE TWO, CONSTRUCTION

       2.1 Landlord and Tenant agree that the construction of the Entire Premises including all common areas, all parking areas, driveways and other improvements of the Entire Premises are complete. Landlord warrants to Tenant that the construction improvements (hereinafter referred to as the Tenant Improvements) shall be completed by Landlord in accordance with Article 2.2 and except as specifically provided therein the Landlord shall not be obligated to complete any other tenant improvements.

       2.2 Landlord shall relocate the existing entrance doors to the Premises as indicated on Exhibit A and complete all other miscellaneous work relative thereto prior to Tenant taking occupancy.

       2.3 Tenant shall be responsible for all costs associated with the installation of it's telephone, computer and fax system, including all equipment, wiring and final terminations relative thereto. Such work maybe completed by a vendor of Tenant's choice. Landlord agrees to give such vendor at least Seven (7) Days prior written notice as of the date upon which such vendor shall have access to the Premises to complete such work.

       2.4 Any items customary to office use and any other incidental uses of the Premises which are considered personal property shall specifically not be included in such Tenant Improvements. The

Landlord shall specifically not be responsible for providing the Tenant with; shelving, reception or other counters, cabinets, assemblies and/or office systems furnishings.

       2.5 Any Tenant Improvements requested by Tenant during the term hereof shall require the express written consent of Landlord and shall be completed by Landlord at the sole cost and expense of Tenant. Landlord shall not withhold such consent unreasonably and Landlord shall act in a timely manner relative to such request. Landlord and Tenant agree that no construction work relative thereto shall commence until both parties have agreed to a budget for such construction work and the subcontractors performing all such work. Tenant acknowledges that Landlord shall act as the Construction Manager relative to all such construction work and shall be entitled to a Fee as agreed by the parties hereto.

       2.6 Tenant may make decorations to the Premises costing less than $10,000 without the Landlord's consent, but Tenant shall still be obligated to notify Landlord relative thereto.

ARTICLE THREE, OCCUPANCY & TERM

       3.1 The Tenant shall take occupancy of the Premises on January 1, 1996. However as of 12/23/1996 Landlord shall make the Premises available to Tenant so Tenant may prepare the Premises for its use.

      3.2 The Original Term of this Lease shall be for a period of 8 years commencing upon January 1, 1996 and expiring on December 31, 2004. As used herein the term "Original Term shall be defined as the 1st 8 years of the Lease.

      3.3 Provided Tenant shall not then be in default, under any of the agreements and conditions hereof beyond the applicable grace period, nor have sublet or assigned any portion of the Premises, Tenant shall have the right, at its election, to renew the Original Term hereof for a minimum period of 2 years, commencing upon the expiration of the Original Term, provided, further, that Tenant must give Landlord notice of its election hereunder on or before July 1, 2003. The expression "the Original Term" means the period of 8 Years referred to in Section 3.2. Prior to the exercise by Tenant of said election to extend the Original Term, the expression "the term of this lease" shall mean the Original Term; after the exercise by Tenant of the aforesaid election, the expression "the term of this lease" shall mean the Original Term as extended. Landlord and Tenant agree that all terms and conditions pertaining to the Lease as it may be extended from the Original Term of the lease to the extended term shall be the same as provided for herein.

ARTICLE FOUR, SECURITY DEPOSIT

      4.1 Landlord acknowledges that Landlord has received from Tenant the sum of $ 7,527 Dollars as security for the payment of rents and the performance and observance of the agreements and conditions hereof on the part of Tenant to be performed and observed. In the event of any default or defaults in such payment, performance or observance Landlord may apply said sum or any part thereof towards the curing of any such default or defaults and/or towards compensating Landlord for any loss arising from any such default or defaults. Upon the yielding up of the Premises at the expiration or other termination of the term of this Lease, if Tenant shall not then be in default or otherwise liable to Landlord, said sum or the unapplied balance thereof shall be returned to Tenant within Thirty (30) Days of the such termination. It is understood and agreed that Landlord shall always have the right to apply said sum, or any part thereof, as aforesaid, in the event of any such default or defaults, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any such remedy or remedies in lieu of applying said sum or any part thereof. No interest shall be payable on said sum or any part thereof. If Landlord shall apply said sum or any part thereof as aforesaid, Tenant shall upon demand pay to Landlord the amount so applied by Landlord, to restore the security deposit to its original amount. Whenever the holder of Landlord's interest in this lease, whether it be the Landlord named in this lease or any transferee of said Landlord, immediate or remote, shall transfer its interest in this lease, said holder shall turn over to its transferee said sum or the unapplied balance thereof, and thereafter such holder shall be released from any and all liability to Tenant with respect to said sum or its application or return; it being understood that Tenant shall thereafter look only to such transferee with respect to said sum, its application and return. The holder of any mortgage on the Entire Premises which includes the Premises shall never be responsible to Tenant for said sum unless such sum shall actually have been received in hand by such holder.

ARTICLE FIVE, RENT

      5.1 The Tenant's obligation to pay Rent shall commence on January 1, 1997. Tenant shall pay to Landlord, on account of all Fixed Base Rent for the Original Term, at Landlord's address set forth above, or at such other address or to such other person as Landlord from time to time may designate, the minimum sum of $813,827 in 96 monthly installments, in accordance with the terms hereof until the full $803,191 shall have been paid.

      5.2 During the 1st year of the Original Term Tenant agrees to pay to Landlord Fixed Base Rent at a rate per year of $ 91,520. Landlord acknowledges that Tenant has paid the rent for January, 1997 simultaneously with the execution hereof.

      5.3 During the 2nd, 3rd, 4th, 5th, 6th, 7th and 8th year of the Original Term and the 1st and 2nd of the term as it may be extended in accordance with
Article 3.3 hereof, Tenant agrees to pay Fixed Base Rent to Landlord at a rate per year of the Fixed Base Rent of the previous year plus the greater of:

            5.3.1. 3%; or

            5.3.2 the percentage change in the Consumer Price Index, Boston as provided by the US Bureau of Labor Statistics. The calculation of such percentage change shall use the annual time period of November 1st to October 31 of each year of the Original Term and term as it may be extended.

            5.3.3 The annual increase of the Fixed Base Rent shall be effective as of January 1, of each year of Original Term and the extended term hereof.

      5.4 All such Fixed Base Rent shall be payable in equal monthly installments due on the first day of each month for the succeeding month commencing upon January 1, 1996. All such rent shall be made payable to Peter F. Zichelle, D/B/A Crossroads Office Park, and hand delivered or mailed to Crossroads Office Park, C/O Peter F. Zichelle, 235 Viscoloid Avenue, Leominster, Massachusetts, 01453, unless Landlord shall direct otherwise by written notice to Tenant. If any installment of rent or additional rent payable under this Lease shall not be paid within seven (7) days after the due date thereof, Tenant shall pay to Landlord together with such late rent payment, as a late charge, an amount equal to Four (4) Percent of the amount not paid within such seven (7) day period.

      5.6 All amounts which Tenant is required to pay pursuant to this Lease (other than Fixed Base Rent and amounts payable as liquidated damages pursuant to Article 25), together with all interest and late penalties which may be added for non-payment or late payments, shall constitute additional rental obligations. If Tenant shall fail to pay any additional rental obligations, Landlord shall have the right to pay the same and shall have the rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of Fixed Base Rent.

      5.7 Tenant shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Fixed Base Rent when due, without notice or demand.

ARTICLE SIX, OPERATING EXPENSES & UTILITIES

      6.1 The Fixed Base Rent provided for herein shall include all normal costs for maintaining and operating the Entire Premises. Hereinafter such costs shall be referred to as "Operating Expenses". Such Operating Expenses shall include: real estate taxes, building insurance, common area and Entire Premises maintenance, common area utilities and capital repairs required of Landlord.

      6.2 Tenant shall pay all charges for the electrical consumption of the Premises. The Tenant shall procure in its name an account with Massachusetts Electric for its electrical service. Landlord warrants to Tenant that only the lights, plugs and heat pump units serving the Premises exclusively, are tied into the electrical service of the Premises. Tenant acknowledges and agrees that the electric service to be provided to the Premises will be for normal office use by Tenant and that if (1) any equipment installed in the Premises by Tenant or any person claiming under Tenant, including, but without limitation, computer equipment or (2) the use to which any portion of the Premises may be put other than the use contemplated hereunder shall result in additional air conditioning, water service or electricity service being required for the Premises, Tenant shall pay for such service and, in the case of air conditioning, the cost of operating, installing and maintaining the same.

      6.3 Tenant shall provide and pay for such cleaning and janitorial services as are customary in similar buildings in Leominster for the Premises. Such services shall include normal cleaning, vacuuming, emptying of waste baskets, carpet shampooing (1 per year in the spring), washing the inside of all exterior windows as required, replacing and or cleaning light lenses, switches and ballast for all lights in the Premises, in each case at the same extent as is commonly provided in similar buildings in Leominster. Tenant agrees to provide and maintain proper waste receptacles within the Premises, employ sound housekeeping and sanitary practices. In the event Tenant desires to have an independent vendor provide such janitorial service the Landlord shall have the option to provide such janitorial service either by an employee of Landlord or by Landlord's janitorial vendor. And in such event such services shall be provided to Tenant at the Tenant's sole cost on competitive bid basis. Landlord agrees to use reasonable efforts relative to such service being provided to Tenant in a satisfactory manner. Landlord shall provide and pay for a common trash receptacle for all of the tenants of the Entire Premises. Tenant shall have the right with all others entitled thereto to use such trash receptacle for normal trash generated by Tenant.

      6.4 The common areas of the Entire Premises shall be the common restrooms, elevators and shafts, entrances, exits, service doors, hallways and stairways of the Entire Premises and the parking areas, driveways, drainage facilities, walkways, entrances, exits and service roads of the Entire Premises. All costs and expenses incurred by Landlord (including, as expenses, amounts determined as reasonable and appropriate reserves for the replacement of equipment not real estate in nature used incident thereto and a reasonable supervisory fee) in insuring against loss by fire and other casualties

(including loss of rental income) and public liability claims, operating, heating, air conditioning, lighting, repairing and maintaining the Building and the remainder of the Entire Premises, including but without limitation, costs and expenses for municipal water and sewer use fees, maintenance charges, sprinkler standby charges, snow and rubbish removal, gardening of landscaped areas and common area janitorial services, shall be paid for and provided by Landlord during the Original Term hereof and the extended term.

      6.5 Landlord shall, at the Landlord's cost and expense, furnish the, elevator, electrical and HVAC service to reasonably heat or air condition the common areas of the Entire Premises during normal business hours, on normal business days. All such services shall be subject to interruption due to any accident, to the making of repairs, alterations or improvement, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the source for which they are usually obtained for the said Entire Premises, or to any other cause beyond the Landlord's control. In the event any such service is interrupted Landlord agrees to use its reasonable efforts to restore the services interrupted promptly. As used herein the term normal business hours shall mean from 8:00 AM to 6:00 PM weekdays. As used herein the term normal business days shall mean Monday to Friday of each week. In the event any such service is interrupted due to Landlord's willful misconduct and such event lasts more than 3 business days, and such interruption materially interferes with the Tenant's useful occupation of the Premises, Tenant shall be entitled to an appropriate abatement of the rent payable hereunder for as long as such interruption exists. In the event any such service is interrupted due to Landlord's willful misconduct and such event lasts more than 30 business days and such interruption materially interferes with the Tenant's useful occupation of the Premises, Tenant may at its sole election terminate the term hereof by giving Landlord written notice thereof unless Landlord restores said services within 30 days of Tenant's notice to terminate.

      6.6 Landlord shall pay for and furnish the gas service required to reasonably heat the Premises at the Landlord's cost and expense during normal business hours, on regular business days. Landlord reserves the right to use locking covers for the Tenant's thermostats and the right to use an energy management system to control the thermostat set points during unoccupied periods. During normal business hours of normal business days the thermostats of the Premises shall be set at 70 degrees Fahrenheit during the winter and 74 degrees Fahrenheit during the summer. All such services shall be subject to interruption due to any accident, to the making of repairs, alterations or improvement, to labor difiiculties, to trouble in obtaining fuel, electricity, service or supplies from the source for which they are usually obtained for the said Entire Premises and the Premises, or to any other cause beyond the Landlord's control. Tenant shall have reasonable access to the thermostats that control the HVAC service of the Premises. If any equipment installed in the Premises or any person claiming under Tenant, including, but without limitation, computer equipment, or if the use to which the Tenant may put a portion or the whole of the Premises shall result in additional gas service being required for the Premises, Tenant shall pay for such service and, the cost of installing, operating, and maintaining the same.

ARTICLE SEVEN, SIGNS

      7.1 No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the Premises, the Entire Premises or the Building so as to be visible from outside the Premises without Landlord's prior written approval, of which Landlord shall not unreasonably withhold or delay. In the event of the violation of this Article, Landlord may charge the expense incurred in such removal to Tenant, as additional rent. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any



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





window of the Premises on any outside wall of the Building without the prior written consent of Landlord.

ARTICLE EIGHT, REPAIRS, ALTERATIONS & MAINTENANCE

      8.1 Landlord agrees to make repairs and maintain the elements of the property which Landlord is required to maintain, as herein set forth. The property which Landlord is required to maintain is the foundation, the roof, the exterior side of the exterior walls and the structural columns, members and beams of the Building, the heating, air conditioning, plumbing and electrical systems of the Entire Premises, the exterior side of the demising walls of the Premises and the common areas of the Entire Premise in at least the same condition as of the commencement date. Notwithstanding the foregoing, if (1) any of said repairs or maintenance shall be made necessary by damage, negligence, waste, failure to act or an act of Tenant or for reason of repairs, installations, alterations, additions or improvements made by Tenant or by reason of the fault or negligence of Tenant by reason of default in the performance or observance of any agreements, conditions or other provisions on the part of Tenant to be performed or observed, or (2) by reason of any special use to which the Premises may be put, other than the use contemplated hereunder, Tenant shall reimburse Landlord for the cost of making all such repairs or alterations within 30 days of receipt of a bill for the same. Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless (1) it shall have made such repairs or alterations or performed such other act negligently, or (2) it shall have received notice from Tenant designating the particular repairs or alterations needed or another of which there has been failure of performance and shall have failed to make such repairs or alterations or performed such other act within a reasonable time after the receipt of such notice; and in the latter event Landlord's liability shall be limited to the cost of making such repairs or alterations or performing such other act subject only to the provisions of
Article 9 and 10;

      8.2 Landlord shall maintain the Premises for the benefit of Tenant and every part thereof including, but without limitation, the HVAC (including a proportionate share of the Preventive Maintenance Contract), plumbing and electrical systems within the Premises only, the interior surface of all exterior and demising walls, all interior walls, all floors and ceilings, all glass, windows, carpeting, shelving, doors, window sashes, window frames, door frames and window treatments. Notwithstanding the foregoing, Tenant shall not be under any obligation to make any repairs or alterations to the property which Landlord is required to maintain as provided for in Article 8.1 hereof. It is understood and agreed that the Landlord shall perform all such maintenance work.

      8.3 Tenant specifically agrees to replace all glass damaged with glass of the same kind and quality. Tenant also agrees to paint and otherwise redecorate the Premises when required to keep the Premises in good repair.

      8.4 Tenant agrees that neither it nor anyone claiming under it will make any installations, alterations, additions or improvements to or upon the Premises except only the installation of fixtures and/or equipment necessary for the conduct of Tenant's business, without the prior written approval of Landlord, of which Landlord agrees not to withhold or delay unreasonably. And in such event any and all approved installations, alterations, additions or improvements other than the installation of fixtures and/or equipment necessary for the conduct of Tenant's business shall be completed by Landlord. However prior to commencement of any work relative thereto Landlord and Tenant shall agree to the cost thereof and the vendors that shall complete work relative thereto. All installations, alterations, additions and improvements made to or upon the Premises whether made by Landlord or Tenant or any other person (except only signs and movable trade fixtures and equipment installed in the Premises prior to or during the term of this lease at the cost of Tenant or any person claiming under Tenant), shall be deemed part of the Premises and upon the expiration or other termination of the term of this lease shall be surrendered with the Premises as a part thereof without disturbance, molestation or injury unless Landlord shall give notice to Tenant within Thirty (30) days prior to termination of the term of this Lease that Landlord elects to have Tenant remove any of the same. And in such event Tenant shall remove all such installations, alterations, additions and improvements so designed no later than 30 days after the termination hereof. Said signs, movable trade fixtures and equipment shall not be deemed part of the Premises and may be removed by Tenant at any time or times during the term of this Lease or upon the termination of the term of this Lease, if, and only if, Tenant shall not then be in default in the performance or observance of any of the agreements or conditions in this Lease contained on the part of Tenant to be performed or observed. Movable trade fixtures and equipment shall include trade fixtures, equipment and other installments not affixed to the reality and trade fixtures, equipment and other installations affixed only by nails, screws or other similar means.

      8.5 Tenant agrees that it will procure any necessary permits, if any are required for installing equipment and/or fixtures required in the conduct of Tenant's business. Landlord and Tenant agree that all installations, alterations, improvements and removals done by it or anyone claiming under it shall be done in a good and workmanlike manner, that the same shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, that the structure of the Building will not be endangered or impaired and that such party will pay for the cost to repair any and all damage caused by or resulting from any such, installations, alterations, additions, improvements or removals, including, but without limitation. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant upon the Premises so that the Premises shall at all times be free of liens. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.

ARTICLE NINE, FIRE OR OTHER CASUALTY

      9.1 If the Premises or the Entire Premises, or any part thereof, (excluding equipment, trade fixtures and furniture of Tenant) shall be damaged or destroyed by fire or other casualty, then Tenant shall promptly thereafter give Landlord written notice thereof and Landlord shall within 120 days after its receipt of such notice from Tenant, repair or restore the Premises to substantially the same condition they were in immediately prior to the casualty. In the event Landlord fails to expeditiously commence and diligently complete such repairs or restoration within said 120 days, Tenant may at its sole election terminate the term hereof by giving Landlord written notice thereof, unless Landlord completes such repairs or restoration work within 30 days of Tenant's notice to terminate. Landlord shall not be obligated to expend an amount in excess of the insurance proceeds or damages payable on account of such damage or destruction in making such repair or restoration. A just proportion of the rent according to the nature and extent of the injury to the Premises shall be suspended or abated until the Premises shall be repaired or restored by Landlord as aforesaid and the same are delivered to Tenant in a tenantable condition.

      9.2 Landlord agrees that it will maintain at all times during the term of this Lease with respect to the Premises and the Entire Premises insurance against loss or damage by fire, the so-called extended coverage casualties and such other casualties as shall be required by the holder of any mortgage upon the Entire Premises. Said insurance shall be in an amount equal to the full insurable value of the building and said insurance may be written with a so-called eighty (80%) percent or ninety (90%) co-insurance clause, and in such event sufficient insurance shall be carried so that the insured shall not be a co-insurer. Insurance against any or all of such risks may be maintained under a blanket policy covering the Entire Premises and other real estate of Landlord and/or its affiliated business organizations. The policies of such insurance shall be payable in case of loss to the holders of any mortgages upon the property of which the building is a part, as their interests may appear. Said insurance shall be written by responsible insurance companies satisfactory to the holder of any first mortgage upon the Entire Premises authorized to do business in the Commonwealth of Massachusetts. Nothing in this Lease contained shall be deemed to create in Tenant any interest in said insurance policies or the proceeds thereof.

      9.3 Notwithstanding anything in this Article to the contrary, it is agreed and understood that if at any time preceding the expiration of the term of this Lease the Premises shall be damaged or destroyed by fire or other casualty to the extent that twenty five percent (25%) or more of its insurable value, Landlord at its sole election may elect to terminate this Lease by giving Tenant notice thereof within thirty (30) days after such damage or destruction. It is further agreed that if at any time during the term of this Lease the Entire Premises or that part of the Entire Premises which provides access to and from the Premises shall be damaged or destroyed as aforesaid to such an extent that continued operation thereof would be uneconomical, Landlord at its election, may terminate this Lease by notice to Tenant given no later than thirty (30) days after such damage or destruction. In the event of any termination of this Lease pursuant to the provisions of this Article 9, the termination shall become effective on the twentieth (20) day after the giving of the notice of termination, rent shall be apportioned on a per day basis and adjusted as of the time of loss and Landlord shall not be obligated to repair or restore any damage or destruction caused by fire or other casualty.

ARTICLE TEN, EMINENT DOMAIN

      10.1 If after the execution of this Lease and prior to the expiration of the term of this Lease the whole of the Premises or the whole or a part of the Entire Premises shall be taken by under the power of eminent domain, then the term of this Lease shall cease as of the time when Landlord shall be divested of its title in the Entire Premises and/or Premises, and rent shall be apportioned on a per day basis and adjusted as of the time of termination.

      l0.2 If only a part of the Premises or that part of that part of the Entire Premises that provides access to the Premises shall be taken under the power of eminent domain and if as a result thereof the floor area of the Premises shall be reduced by more than twenty percent or the part remaining shall not be reasonably adequate for the operation of the business conducted in the Premises prior to the taking, Tenant may at its election, terminate this Lease by giving Landlord notice of the exercise of its election within twenty days after it shall receive notice of such taking; the termination shall be effective as of the time that possession of the part so taken shall be required for public use; and rent shall be apportioned and adjusted as of the time of termination. If at any time during the term of this Lease such portion of the Building shall be taken by eminent domain that Landlord shall determine that operation thereof as an office building would be uneconomical, Landlord at its election, may terminate this Lease by a notice to Tenant given within thirty
(30) days after physical possession of the portion so taken shall be required for public use. If only part of the Premises shall be taken under the power of eminent domain and if this Lease shall not be terminated as aforesaid, then the term of this Lease shall continue in full force and effect and Landlord shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the Premises and the remainder of the Building so as to put the same into condition for use and occupancy by Tenant, and a just proportion of the minimum rent according to the nature and extent of the injury to the Premises shall be suspended or abated until what may remain of the Premises shall be put into such condition by Landlord and delivered to Tenant in a tenantable condition, and thereafter ajust proportion of the part so taken shall be abated for the balance of the term of this Lease

      10.3 Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in such proceedings. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for movable trade fixtures installed by Tenant or anybody claiming under Tenant at its own cost and expense or for moving expenses incurred by Tenant.

ARTICLE ELEVEN, INDEMNITY AND INSURANCE

      11.1 Except in the event of negligence on the part of Landlord or Landlord's willful misconduct, Tenant agrees to save Landlord harmless from, and indemnify Landlord against, to the extent permitted by law, any and all injury, loss or damage and any and all claims for injury, loss or damage and any and all claims for injury, loss of whatever nature (1) caused by or resulting from or, claimed to have been caused by or to have resulted from, any act, omission or negligence of Tenant or anyone claiming under Tenant (including, but without limitation, subtenants and concessionaires of Tenant and employees and contractors of Tenant or its subtenants or concessionaires), no matter where occurring, or (2) occurring upon or about the Premises, no matter how caused. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities, incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof. To the maximum extent that this Lease may be made effective according to law, Tenant agrees to use and occupy the Premises at its sole risk. Without limiting the generality of the immediately preceding sentence, if Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant or anyone claiming under Tenant shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner, whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by Landlord or its agents. Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons occupying adjoining premises or any other part ot the Entire Premises.

      11.2 Tenant will maintain general comprehensive public liability insurance, with respect to the Premises and its appurtenances, issued by insurance companies authorized to do business in the Commonwealth of Massachusetts, naming Landlord and Tenant as the insureds, in amounts not less than $ 2,000,0000 with respect to injuries to any one person and not less than $ 3,000,000 with respect to injuries suffered in any one accident, and not less than $500,000 with respect to property. Such policies shall provide that Landlord is a named additional insured under such policy and each and every certificate of insurance as required to be provided by Tenant to Landlord shall name OWNER as the certificate holder and the so called descriptions or special conditions section of certificate shall state that the Landlord as herein defined is a named additional insured. Such policies of insurance or certificates thereof shall be delivered to Landlord, at least fifteen (15) days prior to the commencement of the term of this Lease, and each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews. In the event the Tenant fails to provide Landlord with such Certificates of Insurance in the form as described above at the time of renewal or at the time of a change by Tenant regarding the Tenants general comprehensive public liability insurance within Fifteen (15) Days of such renewal or change the Landlord may charge the Tenant a processing fee of One Hundred ($100) Dollars. Tenant may maintain such insurance under a blanket policy affecting other premises of Tenant and/or its affiliated business organizations. Each such policy of insurance shall contain a provision prohibiting cancellation or amendment thereof without Landlord's receiving at least thirty (30) days prior written notice from the insurance carrier of such cancellation or amendment.

ARTICLE TWELVE, ACCESS TO PREMISES

      12.1 Landlord shall have the right to enter upon the Premises or any part thereof without charge at all reasonable times, with reasonable prior notice and in case of emergency, at any time, to inspect the same, to show the Premises to prospective purchasers or lenders, to make or facilitate any repairs, alterations, additions or improvements to the Premises and other portions of the Entire Premises. But nothing in this Article 12 contained shall obligate Landlord to make any repairs, alterations, additions or improvements not required to be made by Landlord. Tenant shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing, but Landlord agrees to use reasonable efforts to minimize any disruption to the tenant's useful occupation of the Premises. No forcible entry shall be made by Landlord unless such entry shall be reasonably necessary to prevent serious injury, loss or damage to persons or property. Landlord shall repair any damage to property of Tenant or anyone claiming under Tenant caused by or resulting from Landlord's forcible entry, the making of any such repairs, alterations, additions or improvements, except only such damage as shall result from the making of such repairs, alterations, additions, improvements or forcible entry which Landlord shall make as a result of default, fault or negligence of Tenant or anyone claiming under Tenant. Provided Tenant does not exercise its election to renew the term of the Lease in accordance with the provisions of Article 3.3, then for the period commencing 6 months prior to the expiration of the term of this Lease, Landlord may maintain "For Rent" signs on the Premises and Landlord or Landlord agents may show the Premises to prospective tenants, provided Landlord and/or its agents gives Tenant reasonable oral notice thereof.

ARTICLE THIRTEEN, DEFAULTS

       13.1 Any of the following occurrences or acts shall constitute an event of default under this Lease: if Tenant shall:

(1) fail to pay any fixed base rent, additional rental obligations hereof or other sum required to be paid by Tenant hereunder and such failure shall continue for thirty (30) days after written notice as specified herein to Tenant of such failure; or

(2) fail to observe or perforrn any other provision hereof and such failure shall continue for thirty (30) days after written notice as specified herein Tenant of such failure (provided, that, in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such 30 day period, if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence); or

(3) abandon the Premises: or

(4) shall file a petition commencing a voluntary case under any federal bankruptcy or similar law, federal or state, or for reorganization or an arrangement pursuant to any bankruptcy law, insolvency or any similar law, federal or state, or shall be adjudicated a debtor or bankrupt under any bankruptcy, insolvency or any similar law, federal or state, or become insolvent, or shall make assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if a petition commencing an involuntary case against tenant or answer proposing the adjudication of Tenant as a debtor or bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar law shall be tiled in any court and Tenant shall consent to or acquiesce in the filing thereof or such petition or answer shall not be dismissed, discharged or denied within ninety
(90) days after the filing thereof; or

(5) if a custodian, receiver, trustee, United States trustee or liquidator of Tenant or of all substantially all of the assets of Tenant or of the Premises or Tenant's estate therein shall be appointed in any proceeding brought by Tenant, or if any such custodian, receiver, trustee, United States trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment, or if Tenant shall consent to or acquiesce in such appoint; or

(6) if any material representation or warranty of Tenant contained in this Lease, any assignment or reassignment of this Lease or consent thereto executed by Tenant or in any notice, demand, certificate, request or instrument delivered pursuant to or in connection with this Lease, any such assignment or reassignment or consent shall prove to be incorrect in any material respect as of the time when the same shall have been made, to the detriment of any person to whom or for whose benefit the representation or warranty was made.

      13.2 If an event of default shall have happened and be continuing, Landlord shall have the right to give Tenant written notice as specified herein of Landlord's intention to terminate the term of this Lease on a date not less than 30 days after the date of such notice, hereinafter referred to as the termination date. Upon the giving of such notice, the term of this Lease shall expire and terminate on the termination date such as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable for of its obligations as hereinafter provided.

      13.3 If an event of default shall have happened and be continuing, Landlord shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to Article 13.2 hereof, to re-enter and repossess the Premises by summary proceedings, ejectment or in any manner Landlord determines to be necessary or desirable and the right to remove all persons and property therefrom. Landlord shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Premises shall be construed as an election by Landlord to terminate the term of this Lease unless a notice of such intention is given to Tenant pursuant to Article 13.2 hereof, or unless such termination is decreed by a court of competent jurisdiction.

      13.4 after the re-entry of repossession of the Premises pursuant to
Article 13.3 hereof, whether or not the term of this Lease shall have been terminated pursuant to Article 13.2 hereof, Landlord shall make reasonable effort to relet the Premises for the account of Tenant in the name of Tenant or Landlord or otherwise, with or without notice to Tenant, for such term or terms and on such reasonable conditions and for such uses as Landlord, in its absolute discretion, may determine, however such rent shall be commercially reasonable. Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet the Premises (after making reasonable efforts to relet) or for any failure to collect (after making reasonable efforts to collect) any rent due upon any such reletting.

      13.5 No such termination of the term of this Lease pursuant to this Article, by operation of law or otherwise, and no re-entry or repossession of the Premises pursuant to Article 13.3 hereof or otherwise, and no reletting of the Premises pursuant to Article 13.4 hereof or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

      13.6 In the event of any such termination or rentry or repossession of the Premises by reason of the occurrence of any event on default, Tenant will pay to Landlord all Fixed Base Rent, additional rental obligations and other sums required to be paid by Tenant to and including the date of such expiration, termination, re-entry or repossession, including any reasonable attorneys' fees and expenses incurred in connection with such expiration, termination, re-entry or repossession; and, thereafter, Tenant shall, until the end of what would have been the term of this Lease in the absence of such expiration, termination, re-entry, or repossession, and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages:

            13.6.1 all fixed base rent, additional rental obligations, monies expensed or which shall be required to be expensed by Landlord for the Tenant Improvements, as well as any monies for brokerage and legal fees for consummating this Lease and any other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination, re-entry, or repossession, including any reasonable attorneys' fees and expenses incurred in connection with such expiration, termination, re-entry, or repossession; LESS:

            13.6.2 the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Article 13.4 hereof, after deducting from such proceeds all Landlord's reasonable expenses in connection with such reletting (including all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses, reasonable employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant will pay such current damages on the days on which fixed base rent would be payable under this Lease in the absence of such expiration, termination, re-entry, or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

      13.7 Notwithstanding any other relevant provisions contained herein any monies expensed or which shall be required to be expensed by Owner for the Tenant Improvements completed hereunder by Landlord or the unamortized portion thereof; as well as any monies for brokerage and legal fees for consummating this Lease and any other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination, re-entry, or repossession shall be due and payable from Tenant immediately upon termination of this Lease.

ARTICLE FOURTEEN, MORTGAGES

      14.1 Tenant agrees that upon the request of Landlord it will subordinate this Lease and the lien hereof to the lien of any present or future mortgage or mortgages upon the Premises or any property of which the Premises are a part, irrespective of the time of execution or time of recording of any such mortgage or mortgages; provided that the holder of any such mortgage shall agree with Tenant that this Lease and the rights of Tenant hereunder shall not be disturbed in the event of a foreclosure or other transfer of title to the property except in accordance with the terms of this Lease. Tenant agrees that it will upon the reasonable request of Landlord execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof, whether the lien of any mortgage upon the Premises or any property of which the Premises are a part shall be superior or subordinate to this Lease and the lien hereof. Tenant agrees that it will, upon request, attorn to the holder of such mortgage or any one claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage.

      14.2 After the commencement of the term of this Lease and witbin twenty
(20) days after written request therefor by Landlord, Tenant agrees to deliver to Landlord or to any mortgagee a certificate stating that Tenant has entered into occupancy of the Premises in accordance with the provisions of this Lease, that this Lease is in full force and effect, that Landlord has performed Landlord's construction work and any other information reasonably requested.

      14.3 After receiving notice from Landlord or from any person, firm or other entity that such person, firm or other entity holds a mortgage, as herein defined, which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given by certified or registered mail to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord, it being understood and agreed that such holder shall be afforded a reasonable period of time after the receipt of such notice in which to effect such cure.

ARTICLE FIFTEEN, WAIVER OF SUBROGATION

      15.1 Each of Landlord and Tenant hereby releases the other, to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the other party or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as releasor's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of releasor to recover thereunder. Each of Landlord and Tenant agrees that their respective fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as the other party pays such extra cost. If an extra cost is chargeable therefor, each party will advise the other of the amount thereof. The other party at its election, may pay the same, but shall not be obligated to do so.

ARTICLE SIXTEEN, FAILURE OF PERFORMANCE AND WAIVER

      16.1 If Tenant shall default in the performance of any agreement or condition in this Lease contained on its part to be performed or observed other than an obligation to pay money, and shall not have begun to cure and diligently complete the curing of such default within thirty (30) days after written notice from Landlord specifying the default or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence,

Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor or save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due hereunder.

      16.2 Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by said party or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

ARTICLE SEVENTEEN, BROKERS

      17.1 Tenant hereby represents and warrants to Landlord that, except to the extent, if any, hereinafter set forth, it has dealt with no broker in connection with this Lease and there are no brokerage commissions or other finders' fees due in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including, without limitation, the cost of defending same) arising from any claim by any broker claiming to have dealt with Tenant other then NIRES COMPANY. Landlord acknowledges that NIRES COMPANY is due a commission relative to this Lease in accordance with the Agreement between said Broker and Landlord, of which Landlord shall be solely obligated to pay.

ARTICLE EIGHTEEN, HOLDING OVER

      18.1 If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, the person remaining in possession shall be deemed a tenant at sufferance and after acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant at will, subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will. The Fixed Base Rent payable by such person shall be twice the amount of the Fixed Base Rent payable at the expiration of the term of this Lease as long as such person remains in possession of the Premises.

ARTICLE NINETEEN, QUIET ENJOYMENT

      19.1 Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term of this Lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and any instruments having prior lien.

ARTICLE TWENTY, USE

      20.1 Tenant agrees that during the term of this lease and any extension thereof the Premises will be used and occupied for the normal administrative and management business operations of Tenant, but not for any research and development, assembly or manufacturing purposes nor for any other purpose without the written consent of Landlord: The Tenant shall not use the Premises for any use which materially interferes with the lawful use of other parts of the Entire Premises by the other tenants of the Entire Premises nor shall the Tenant use the Premises or any part thereof for any use or activity which is contrary to any law, rule, bylaw or regulation of any governmental agency having jurisdiction thereof. Landlord represents that use of the Premises for office purposes is permitted under applicable zoning laws.

ARTICLE TWENTY ONE, ASSIGNMENT

      21.1 Tenant agrees that it will not assign, mortgage, pledge or otherwise encumber this Lease or any interest therein, or sublet the whole or any part of the Premises without obtaining on each occasion the written consent of the Landlord, said consent not to be unreasonably withheld or delayed. If and whenever Tenant shall not be a so-called "publicly held" company, it is understood and agreed that the transfer of fifty percent (50%) or more of the stock in Tenant of any class to any single entity (whether at one time or at intervals) shall constitute an "assignment" of Tenant's interest in this Lease only if such event in the reasonable judgment of mutually agreeable competent third party materially adversely effects the credit worthiness of this Lease or the Tenant. Provided the Tenant is so called publicly held company the sale of any portion of its stock shall not be considered an assignment hereunder.

      21.2 If Tenant shall request permission to assign this Lease or sublet all or any part of the Premises to any person other than a business organization affiliated with Tenant, Tenant shall, together with its request for consent thereto, inform Landlord of the rental to be paid by such assignee or subtenant and Landlord shall have the right to terminate this Lease rather than consent to such assignment or subletting; provided that Landlord shall exercise such right within thirty (30) days of its receipt of Tenant's request for such consent and provided, further, that Tenant shall have the right to withdraw its request for such consent within thirty (30) days after its receipt of such notice from Landlord, in which event such notice of termination shall become null and void. If this Lease shall be terminated pursuant to the provisions of the immediately preceding sentence, such termination shall become effective upon the last day of the calendar month next following Landlord's giving of notice of termination.

      21.3 Tenant shall reimburse Landlord promptly upon demand for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent of assignment or subletting. Without intending to limit Landlord's discretion in granting or withholding such consent, if Landlord shall consent to any assignment of this Lease by Tenant or a subletting of the whole of



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





the Premises or any part thereof by Tenant at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent forthwith upon Tenant's receipt of each installment of any such excess rent, one half of any such excess rent. However in the event such sublet or assignment is to Tenant's parent company, another subsidiary thereof or any other company affiliated with Tenant, then Landlord shall be entitled to the full amount of any such excess rent. All costs associated with the procurement of any such approved sublet or assignment shall borne entirely by the Tenant and no deduction relative thereto shall be made from the portion of excess rent due Landlord. Each request by Tenant for permission to assign this Lease or to sublet the whole or any part of the Premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or subtenant. For purposes of this Section, the term "rent" shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of the whole or any part of the Premises. Tenant agrees, however, that neither it nor anyone claiming under it shall enter into any sublease, license, concession or other agreement for use, occupancy or utilization of the whole or any part of the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentage of receipts or sales), and Tenant agrees that any such purported sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. Tenant further agrees that any sublease, license, concession or agreement for use, occupancy or utilization of space in the Premises entered into by it or by anyone claiming under it shall contain the provisions set forth in the immediately preceding sentence. Tenant further agrees that if a sublease is entered into, neither the rent payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space.

      21.4 In any event of assignment or sublease the Tenant shall always remain principally liable to the Landlord for the performance of all agreements, conditions, terms and obligations herein reserved and contained on the part of Tenant to be observed by Tenant for the term and any extension herein set forth.

ARTICLE TWENTY TWO, DELAYS

      22.1 In any case where either party hereto is required to do any act, delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control such delay shall not be counted in determining the time during which such work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time." In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards.

ARTICLE TWENTY THREE, NOTICES

      23.1 All notices and/or other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If given to Tenant the same shall be mailed to Tenant at the address provided on Page 5 hereof or to such other person at such other address as Tenant may hereafter designate by notice to Landlord; and if given to Landlord the same shall be mailed to Landlord at the address provided on Page 5 hereof, with a copy to NIRES COMPANY, 80 Erdman Way, STE 1, Leominster Massachusetts, 01453-1841 or to such other person or at such other address as Landlord may hereafter designate by notice to Tenant. In the event the notice mailed with sufficient postage as above provided shall not be received upon attempted delivery thereof to the proper address and shall be returned by the Postal Service to the sender because of a refusal of receipt, the absence of a person to receive, or otherwise, the time of the giving of such notice shall be the time of the first such attempted delivery.

ARTICLE TWENTY FOUR, DEFINITIONS AND INTERPRETATIONS

      24.1 The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representative, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. Except as hereinafter provided otherwise, the agreements and conditions in this Lease contained on the part of the Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Landlord and its heirs, legal representatives, successors and assigns. The word "Landlord", as used herein, means only the owner for the time being of Landlord's interest in this Lease, that is, in the event of any transfer of Landlord's interest in this Lease the transferor shall cease to be liable, and shall be released from all liability for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed subsequent to the time of said transfer, it being understood and agreed that from and after said transfer and transferee shall be liable for the performance and observance of said agreements and conditions. As used herein the term "Landlord" shall include the Landlord's lawful agents, fiduciaries, subcontractors and vendors. As used herein the term Tenant shall include the entity named herein as Tenant, its guarantors, agents, invitees, employees, as well as any other persons lawfully claiming under Tenant including sub tenants.

      24.2 It is agreed that if any provisions of this Lease shall be determined to be void by any court of competent jurisdiction then such determination shall not affect any other provision of this Lease, all of which shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other which would render the provision valid, then the provision shall have the meaning which renders it valid.

      24.3 This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

      24.4 Wherever in this Lease provision is made for the doing of any act by any person it is understood and agreed that said act shall be done by such person at its own cost and expense unless a contrary intent is expressed.




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





      24.5 If all or any part of Landlord's interest in this Lease shall be held by a trust, no trustee, shareholder or beneficiary of said trust shall be personally liable for any of the covenants, or agreements, express or implied, hereunder. Landlord's covenants and agreements shall be binding upon the trustees of said trust as trustees as aforesaid and not individually and upon the trust estate. Without limiting the generality of the foregoing, and whether or not all or any part of Landlord's interest in this Lease shall be held by a trust. Tenant specifically agrees to look solely to Landlord's interest in the Entire Premises for recovery of any judgment from Landlord; it being specifically agreed that Landlord shall never otherwise be personally liable for any such judgment.

      24.6 Wherever in this Lease provision is made that either party shall have the right to terminate this Lease, then, unless in said provision it is expressly provided otherwise, neither party hereto shall thereafter have any claim against the other under this Lease or on account of the termination thereof unless provided otherwise.

      24.7 The marginal notes used as headings for the various articles, the title page and the lease abstract of this Lease are used only as a matter of convenience for reference, and are not to be considered a part of this Lease or to be used in determining the intent of the parties of this Lease. Whenever in this Lease any portion, or part thereof, has been stricken out, whether or not any provision has been substituted therefor, this Lease shall be read and construed as if the words so stricken out were never included herein and no implication shall be drawn from the words so stricken out.

      24.8 Landlord reserves the right at any time during the term of this Lease to use the exterior and demising walls of the Premises in connection with additional construction; provided that Landlord shall not close any windows of or entrances to the Premises without the prior consent of Tenant. Landlord further reserves the right to install, maintain, repair and/or replace any and all utility lines, conduits and equipment located within the Premises and serving other premises in the Building; provided, however, that none of the same shall be installed below the suspended ceiling, above the finished floor or outside of the demising walls of the Premises and provided, further, that any entry by Landlord to perform such installation, maintenance, repair or replacement work shall not unreasonably interfere with Tenant's use and occupation of the Premises.

      24.9 For the purposes of this Lease, a business organization shall be deemed to be affiliated with Tenant (1) if such business organization controls Tenant either directly by ownership of a majority of its voting stock or of such minority thereof as to give it substantial control of Tenant, or indirectly by ownership of such a majority or minority of the voting stock of another business organization so controlling Tenant or (2) if said business organization is so controlled by another business organization so controlling Tenant.

      24.10 Connectivity Technologies, Inc. (a Delaware Corporation) the parent company of Connectivity Products, Inc. shall be jointly and severally liable with Tenant hereunder and the term "Tenant" as in used in all and every part of this Lease shall refer to such guarantor and to any other persons, corporations or other entities constituting Tenant now or in the future by merger, sale and/or consolidation. Connectivity Technologies, Inc.'s guarantee is fully described on Exhibit B hereof.

ARTICLE TWENTY FIVE, TENANT COVENANTS

       25.1 Tenant agrees that during the term of this Lease and any extension thereof: no nuisance will be permitted on or about the Premises; nothing will be done upon or about the Premises which shall be unlawful, improper, noisy or offensive or contrary to any law, ordinance, regulation or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction, or which may be injurious to or adversely affect the quality or tone of the Entire Premises, any part thereof or any abutting or adjacent property of the Landlord; the Premises will not be overloaded, damaged or defaced; Tenant will not drill or make holes in the stone or brickwork; Tenant will not permit the emission of any objectionable noise or odor from the Premises; Tenant will procure all licenses and permits which may be required for any use made of the Premises, except for the certificate of occupancy for office use which shall be procured by Landlord, if such certificate is required; no load shall be placed upon any part of the floor of the Premises exceeding fifty (50) pounds per square foot live load; no safe, vault or other heavy equipment shall be moved in, about or out of the Premises except in such manner and at such times as Landlord shall approve in writing in each instance; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring or other types of vibration eliminators sufficient to confine such vibration or noise to the Premises; and all waste and refuse will be stored upon and removed from the Premises in accordance with all applicable governmental codes and regulations. Tenant shall comply with all reasonable rules and regulations, provided such do not conflict with the terms and conditions of this Lease, hereafter made by Landlord, but only after copies thereof have been delivered to Tenant for the care and use of the Building and the Entire Premises and their facilities and approaches, it being expressly understood, however, that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such rules and regulations. Tenant will not do, or suffer to be done, or keep, or suffer to be kept, or omit to do anything in, upon or about the Premises which may prevent the obtaining of any insurance on the Entire Premises or on any property therein, including, but without limitation, fire, extended coverage and public liability insurance, or which may make void or voidable any such insurance, or which may create any extra premiums for, or increase the rate of, any such insurance. If anything shall be done or kept or permitted to be done in, upon or about the Premises which shall create any extra premiums for, or increase the rate of, any such insurance, Tenant will pay the increased cost of the same to Landlord upon demand.

ARTICLE TWENTY SIX, PARKING

      26.1 The Tenant shall be entitled to the use all of the parking spaces of the Entire Premises in common with all tenants subject to exclusive rights of others. Landlord agrees to provide adequate visitor only parking. The Tenant shall have 6 reserved parking spaces, such spaces shall be located at the back side of the building closest to an entrance door of 680 Mechanic Street.

ARTICLE TWENTY SEVEN, OTHER PROVISIONS

      27.1 Upon the execution hereof by the TENANT this Lease shall for all purpose and intent of law be considered fully executed by TENANT. In the event a lapse of less than 14 business days occurs between the time TENANT executes this Lease and the execution of this Lease by OWNER this event shall have no force or effect relative to TENANT'S obligations hereunder in part or in whole. In the event Landlord fails to execute this Lease and return a fully executed copy to Tenant within 14 days of Landlord receiving this Lease from Tenant fully executed, this Lease shall be null and void and Tenant shall be entitled to a full refund of any and all monies paid hereunder and in such event neither party shall have any other recourse to the other.

      27.2 This Lease shall be governed by and in accordance with the Laws of the Commonwealth of Massachusetts.

      27.3 Prior to the execution hereof the TENANT shall deliver to OWNER a certificate of corporate vote or other acceptable assurance from TENANT indicating that James Harrington has the authority to enter into and bind Connectivity Products, Inc. relative to the terms, obligations and conditions of this Lease.

      27.4 During the term hereof and any extension thereto the Tenant agrees to provide Landlord with financial statements as reasonably requested within 30 days of such request. Landlord agrees to keep all information not of a public nature confidential.

      27.5 Any and all Exhibits attached hereto are hereby incorporated herein as if such were part of the text of this Lease.

      27.6 To the best of Landlord's knowledge at the time of the inception of this Lease no asbestos or asbestos containing materials are present in the Premises, no hazardous or toxic materials exist in or under the Premises, nor are any such materials used in any construction that would require reporting or remediation under applicable law and all parts of the Entire Premises and Premises comply with all laws relating to the accessibility thereof to the handicapped and other disabled persons. Tenant acknowledges that in the event any of the above representations is untrue such event shall not be considered a material breach of the Lease by Landlord, unless such event materially interferes with Tenant useful occupation of the Premises or its access thereof. Landlord warrants that in the event any of the above representations is untrue Landlord shall use reasonable efforts to remedy such situation.

      27.7 Tenant shall to the best of its ability prevent its employees, invitees and guests from smoking at the front entrance of the building. Tenant shall with respect to its own employees, invitees and guests enforce a no smoking policy within the building and the Premises and shall enforce all smoking policies of the Whole Premises.

      IN WITNESS WHEREOF, Landlord and Tenant have each caused this Lease to be duly executed and delivered, on this 20th day of December, 1996.

OWNER             DATE 12-20-96            /s/ Peter F. Zichelle
                       --------            --------------------------
                                           PETER F. ZICHELLE, D/B/A
                                           CROSSROADS OFFICE PARK



TENANT            DATE 12-20-96            /s/ James Harrington
                       --------            --------------------------
                                           CONNECTIVITY PRODUCTS, INC.
                                           BY JAMES HARRINGTON
                                           ITS PRESIDENT



WITNESS           DATE 12/20/96            /s/
                       --------            --------------------------



WITNESS           DATE 12/20/96            /s/
                       --------            --------------------------



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